Exhibit 23.1

                               Stan J.H. Lee, CPA
             2160 North Central Rd. Suite 203 * Fort Lee * NJ 07024
                   P.O. Box 436402 * San Diego * CA 92143-9402
           619-623-7799 * Fax 619-564-3408 * E-mail) stan2u@gmail.com
--------------------------------------------------------------------------------

To Whom It May Concern:

The firm of Stan J.H. Lee, Certified Public Accountant, consents to the inclusion of our report of March 13, 2012 , on the audited financial statements of Spicy Gourmet Manufacturing, Inc. of December 31, 2011 and 2010 and for the period from December 30, 2010 to December 31, 2011, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
March 13, 2012


          Registered with the Public Company Accounting Oversight Board Member of New Jersey Society of Certified Public Accountants
              Registered with Canadian Public Accountability Board